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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



-      Clematis Bistro Corporation, 100%, Florida
-      Sushi Enterprises, Inc., 100%, Florida
-      Castle Room, Inc., 100%, Florida